EXHIBIT 99.1

MIRAGE ENERGY CORPORATION ENTERS ITNO A BINDING MOU FOR THE DEVELOPMENT AND FUNDING OF IT’S CONCHO/PROGRESSO PIPEPELINE AND NATURAL GAS STORAGE PROJECT.

San Antonio, Texas March 25, 2019 MIRAGE ENERGY CORPORATION (OTC: MRGE) (the “Company”) announces it has entered into a binding memorandum of understanding (“MOU”) for the funding of it’s planned Concho/Progresso Pipeline and Natural Gas Storage facility connecting Texas to Mexico’s national pipeline grid, SISTRANGAS (the “Project”). The binding MOU is with Organization Mondiale De development, a company registered in France (“OMD”). It is the Company’s belief that the MOU will not become binding until OMD’s “good will deposit” of $15,000,000 is paid to the Company.

The MOU sets out the terms of the proposed funding and participation in the Project. Under the MOU, Mirage proposes to sell 100% of its participation interest in the “Project” to OMD in exchange for its promise to fund the Project’s estimated $1,200,000,000 cost. OMD will offer Mirage a Five (5.0%) carried equity participation interest which will be characterized as Mirage’s put option interest in the Project. At the time, Mirage would exercise this put option, OMD would pay Mirage the sum of $16,000,000. The proposed Project funding would include eight tranches of $150,000,000 USD each payable at 30-day intervals commencing on, or about April 15, 2019 . The closing of the proposed transaction is subject to the execution of definitive documents. In the event the transaction fails to close due to Mirage’s fault, Mirage will be required to refund the good will deposit. In the event the transaction fails to close due to OMD, Mirage will be entitled keep a portion of the deposit, not to exceed $10,000,000.

The project is designed to bring natural gas from the Banquete/Agua Dulce area to Station 19 and Los Ramones interconnection points on SISTRANGAS in Mexico coupled with access to the planned Brazil Field Natural Gas Storage Facility.

Mirage is planning a 42-inch diameter pipeline system that is being developed concurrently four sections: (i) a 46.2 mile bidirectional pipeline known as the Concho Extension connecting pipeline in Banquette/Agula Dulce area to Falfurrias, Texas, where an additional interconnection to Transco in being considered; (ii) a 93.9-mile bi-directional pipeline known as the Concho Line connecting the Concho Extension to a new international crossing at the Mexico border near Progresso, Texas known as the Progreso Crossing; (iii) a 36-mile bi-directional pipeline known as the Progreso Pipeline connecting the Progreso Crossing to CENAGAS STATION 19 in Mexico: and (iv) a 67-mile bi-directional pipeline known as the Progresso II Extension connecting the Progresso Pipeline at Station 19 to the Los Ramones interconnect in Mexico. A 14-mile bi-directional pipeline known as the Storage Line connecting the Progresso Crossing to the Brazil Storage Field in Tamaulipas, Mexico is also contemplated.

Mirage, through its wholly owned subsidiaries, anticipates commencing final development on the April 1, 2019 with a view toward receiving required United States and Mexico permits and authorizations in 3Q 2019. The company has completed the necessary engineering and design of the pipeline and the natural gas storage field. The alignment for pipeline has also been substantially completed and are in the process of securing rights of way.

WHERE YOU CAN FIND MORE INFORMATION

The Company intends to file a Current Report on Form 8-K with the Securities and Exchange Commission under Regulation Fair Disclosure. The information in this Press Release should be read together with the disclosures contained in the Current Report. This report will include additional details of the proposed transaction including a copy of the MOU. See: http://www.sec.gov/cgi-bin/browse-edgar?company=mirage+energy&owner=exclude&action=getcompany

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward looking statements include the words “proposed” , “planned”, “belief”, “designed” and “anticipates”. These statements relate to future events or our future financial performance. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management’s best judgment as to what may occur in the future. However, forward-looking statements are subject to risk, uncertainties and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected.